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                                                                     EXHIBIT 5.1

                                   LAW OFFICES
                   Nelson Mullins Riley & Scarborough, L.L.P.
                   A REGISTERED LIMITED LIABILITY PARTNERSHIP

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
  Neil E. Grayson                       999 PEACHTREE STREET, N.E.             OTHER OFFICES:
 (404) 817-6218                            FIRST UNION PLAZA             Charleston, South Carolina
Internet Address: negJBR@NMRS.COM             SUITE 1400                  Charlotte, North Carolina
                                        Atlanta, Georgia 30309            Columbia, South Carolina
                                       TELEPHONE (404) 817-6000          Greenville, South Carolina
                                       FACSIMILE (404) 817-6050          Myrtle Beach, South Carolina
                                              www.nmrs.com                          ________
                                                                                Munich, Germany
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                                 March 21, 2001


Sweetwater Financial Group, Inc.
4485 N. Town Square, Suite 102
Powder Georgia, 30127

                  Re:      Registration Statement on Form S-1

Ladies and Gentlemen:

         We have acted as counsel to Sweetwater Financial Group, Inc. (the "Company") in connection with the filing of a Registration Statement on Form S-1 (the "Registration Statement"), under the Securities Act of 1933, covering the offering of up to 1,000,000 shares (the "Shares") of the Company's Common Stock, par value $.01 per share. In connection therewith, we have examined such corporate records, certificates of public officials, and other documents and records as we have considered necessary or proper for the purpose of this opinion. In our examination, we have assumed the completeness and authenticity of any document submitted to us as an original, the completeness and conformity to the originals of any document submitted to us as a copy, the authenticity of the originals of such copies, the genuineness of all signatures, and the legal capacity and mental competence of natural persons.

         The opinions set forth herein are limited to the laws of the State of Georgia and applicable federal laws.

         Based on the foregoing, we are of the opinion that the Shares, when issued and delivered as described in the Registration Statement (in the form declared effective by the Securities and Exchange Commission), will be legally issued, fully paid and nonassessable.

         This opinion is being rendered to be effective as of the effective date of the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.

                                            NELSON MULLINS RILEY & SCARBOROUGH



                                            By: /s/ Neil E. Grayson
                                               ---------------------------------
                                                    Neil E. Grayson